Exhibit 99.1

Intel Reports Record Year and Record Fourth Quarter

Full-Year Results

  Revenue $43.6 billion, up $8.5 billion, 24 percent year-over-year
  Gross margin of 66 percent, up 10 percentage points year-over-year
  Operating income $15.9 billion, up $10.2 billion, 179 percent year-over-year
  Net income $11.7 billion, up $7.3 billion, 167 percent year-over-year
  EPS $2.05, up $1.28, 166 percent year-over-year

Full-Year Results, Excluding the EC Fine and AMD Settlement Agreement

  On a non-GAAP basis, operating income $15.9 billion, up $7.5 Billion, 89 percent year-over-year
  On a non-GAAP basis, net income $11.7 billion, up $5.0 billion, 76 percent year-over-year
  On a non-GAAP basis, EPS $2.05, up 88 cents, 75 percent year-over-year

Fourth-Quarter Results

  Revenue $11.5 billion, up $355 million, 3 percent sequentially
  Record gross margin of 67.5 percent, up 1.5 percentage points sequentially
  Operating income $4.3 billion, up $211 million, 5 percent sequentially
  Net income $3.4 billion, up $433 million, 15 percent sequentially
  EPS 59 cents, up 7 cents, 13 percent sequentially

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 13, 2011--Intel Corporation today reported full-year revenue of $43.6 billion, operating income of $15.9 billion, net income of $11.7 billion, and EPS of $2.05 – all records. The company generated approximately $16.7 billion in cash from operations, paid cash dividends of $3.5 billion, and used $1.5 billion to repurchase 70 million shares of common stock.

For the fourth-quarter, Intel posted revenue of $11.5 billion. The company reported fourth-quarter operating income of $4.3 billion, net income of $3.4 billion, and EPS of 59 cents. Fourth-quarter revenue, operating income, net income, and EPS were also all records.

“2010 was the best year in Intel’s history. We believe that 2011 will be even better,” said Paul Otellini, Intel president and CEO.

GAAP Financial Comparison
Annual Results
	2010	vs. 2009
Revenue	$43.6 billion	up 24%
Operating Income	$15.9 billion	up 179%
Net Income	$11.7 billion	up 167%
Earnings Per Share	$2.05	up 166%
Quarterly Results
	Q4 2010	vs. Q3 2010	vs. Q4 2009
Revenue	$11.5 billion	up 3%	up 8%
Operating Income	$4.3 billion	up 5%	up 74%
Net Income	$3.4 billion	up 15%	up 48%
Earnings Per Share	59 cents	up 13%	up 48%
Non-GAAP Financial Comparison
Annual Results
	2010	2009	vs. 2009
Revenue	$43.6 billion	$35.1 billion	up 24%
Operating Income	$15.9 billion	$8.4 billion	up 89%
Net Income	$11.7 billion	$6.6 billion	up 76%
Earnings Per Share	$2.05	$1.17	up 75%

2009 Non-GAAP results exclude the European Commission fine of $1.45 billion and the settlement agreement with AMD of $1.25 billion, and the related tax impacts of this charge.

Quarterly Results
	Q4 2010	Q4 2009	vs. Q4 2009
Revenue	$11.5 billion	$10.6 billion	up 8%
Operating Income	$4.3 billion	$3.7 billion	up 16%
Net Income	$3.4 billion	$3.1 billion	up 10%
Earnings Per Share	59 cents	55 cents	up 7%

Q4 2009 Non-GAAP results exclude the settlement agreement with AMD of $1.25 billion and the related tax impacts of this charge.

Full-Year 2010 Key Financial Information

  PC Client Group revenue up 21 percent, Data Center Group revenue up 35 percent, other Intel architecture group revenue up 27 percent, and Intel® Atom™ microprocessor and chipset revenue of $1.6 billion up 8 percent.
  Gross margin of 66 percent, up 10 percentage points compared to 2009.
  Full-year capital spending was $5.2 billion, consistent with the company’s expectation.
  The company used $1.5 billion to repurchase 70 million shares of common stock.

Q4 2010 Key Financial Information

  PC Client Group revenue flat, Data Center Group revenue up 15 percent, other Intel architecture group flat, and Intel Atom microprocessor and chipset revenue of $391 million flat, all sequentially.
  The average selling price (ASP) for microprocessors was slightly up sequentially.
  Gross margin was 67.5 percent, slightly above the company’s expectation.
  R&D plus MG&A spending of $3.4 billion was higher than the company’s expectation.
  The net gain of $140 million from equity investments and interest and other was better than the company’s expectation.
  The effective tax rate was 24 percent, lower than the company’s expectation of 31 percent primarily due to the retroactive reinstatement of the U.S. R&D tax credit.

Business Outlook

Intel’s Business Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after Jan. 13.

Q1 2011

  Revenue: $11.5 billion, plus or minus $400 million.
  Gross margin percentage: 64 percent, plus or minus a couple percentage points.
  R&D plus MG&A spending: approximately $3.4 billion.
  Impact of equity investments and interest and other: gain of approximately $200 million.
  Depreciation: approximately $1.2 billion.

Full-Year 2011

  Gross margin percentage: 65 percent, plus or minus a few percentage points.
  Spending (R&D plus MG&A): $13.9 billion, plus or minus $200 million.
  R&D spending: approximately $7.3 billion.
  Tax rate: approximately 29 percent.
  Depreciation: approximately $5 billion, plus or minus $100 million.
  Capital spending: expected to be $9.0 billion, plus or minus $300 million.

For additional information regarding Intel’s results and Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook

During the quarter, Intel’s corporate representatives may reiterate the Business Outlook during private meetings with investors, investment analysts, the media and others. From the close of business on March 4 until publication of the company’s first-quarter earnings release, Intel will observe a “Quiet Period” during which the Business Outlook disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the first quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; product mix and pricing; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of Intel’s non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to Intel’s investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be impacted by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the fiscal quarter ended Sept. 25, 2010.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PST today on its Investor Relations web site at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel plans to report its earnings for the first quarter of 2011 on Tuesday, April 19, 2011. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, vice president and chief financial officer at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PST at www.intc.com.

Intel [NASDAQ: INTC], the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com

Intel, the Intel logo, and Intel Atom are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2010	2009	2010	2009
NET REVENUE	$11,457	$10,569	$43,623	$35,127
Cost of sales	3,727	3,729	14,808	15,566
GROSS MARGIN	7,730	6,840	28,815	19,561

Research and development	1,671	1,603	6,576	5,653
Marketing, general and administrative	1,705	1,468	6,309	5,234
R&D AND MG&A	3,376	3,071	12,885	10,887
AMD settlement	-	1,250	-	1,250
European Commission fine	-	-	-	1,447
Restructuring and asset impairment charges	-	3	-	231
Amortization of acquisition-related intangibles	7	19	18	35
OPERATING EXPENSES	3,383	4,343	12,903	13,850
OPERATING INCOME	4,347	2,497	15,912	5,711
Gains (losses) on equity investments, net	109	91	348	(170)
Interest and other, net	31	5	109	163
INCOME BEFORE TAXES	4,487	2,593	16,369	5,704
Provision for taxes	1,099	311	4,697	1,335
NET INCOME	$3,388	$2,282	$11,672	$4,369

BASIC EARNINGS PER COMMON SHARE	$0.61	$0.41	$2.10	$0.79
DILUTED EARNINGS PER COMMON SHARE	$0.59	$0.40	$2.05	$0.77

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,554	5,522	5,555	5,557
DILUTED	5,698	5,650	5,696	5,645

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Dec. 25,	Sept. 25,	Dec. 26,
	2010	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$5,498	$5,517	$3,987
Short-term investments	11,294	9,470	5,285
Trading assets	5,093	5,763	4,648
Accounts receivable, net	2,867	2,911	2,273
Inventories:
Raw materials	471	380	437
Work in process	1,928	1,634	1,469
Finished goods	1,425	1,409	1,029
	3,824	3,423	2,935
Deferred tax assets	1,397	1,233	1,216
Other current assets	1,590	1,182	813
TOTAL CURRENT ASSETS	31,563	29,499	21,157

Property, plant and equipment, net	17,899	17,189	17,225
Marketable equity securities	1,008	1,054	773
Other long-term investments	3,026	3,482	4,179
Goodwill	4,531	4,481	4,421
Other long-term assets	5,111	4,883	5,340
TOTAL ASSETS	$63,138	$60,588	$53,095

CURRENT LIABILITIES
Short-term debt	$38	$259	$172
Accounts payable	2,290	1,903	1,883
Accrued compensation and benefits	2,888	2,270	2,448
Accrued advertising	1,007	1,017	773
Deferred income on shipments to distributors	622	626	593
Other accrued liabilities	2,225	2,762	1,722
TOTAL CURRENT LIABILITIES	9,070	8,837	7,591

Long-term income taxes payable	190	174	193
Long-term debt	2,077	2,073	2,049
Long-term deferred tax liabilities	927	681	555
Other long-term liabilities	1,236	1,127	1,003
Stockholders' equity:
Preferred stock	—	—	—
Common stock and capital in excess of par value	16,178	16,096	14,993
Accumulated other comprehensive income (loss)	333	531	393
Retained earnings	33,127	31,069	26,318
TOTAL STOCKHOLDERS' EQUITY	49,638	47,696	41,704
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$63,138	$60,588	$53,095

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q4 2010	Q3 2010	Q4 2009
GEOGRAPHIC REVENUE:
Asia-Pacific	$6,514	$6,404	$5,964
	57%	58%	57%
Americas	$2,296	$2,240	$2,088
	20%	20%	20%
Europe	$1,582	$1,326	$1,524
	14%	12%	14%
Japan	$1,065	$1,132	$993
	9%	10%	9%

CASH INVESTMENTS:
Cash and short-term investments	$16,792	$14,987	$9,272
Trading assets - marketable debt securities (1)	4,705	5,341	4,648
Total cash investments	$21,497	$20,328	$13,920

TRADING ASSETS:
Trading assets - equity securities (2)	$388	$422	$—
Total trading assets - sum of 1+2	$5,093	$5,763	$4,648

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,146	$1,086	$1,172
Share-based compensation	$213	$224	$200
Amortization of intangibles	$60	$56	$89
Capital spending	$(1,869)	$(1,362)	$(1,081)
Investments in non-marketable equity instruments	$(151)	$(73)	$(85)
Stock repurchase program	$(1,500)	$—	$—
Proceeds from sales of shares to employees, tax benefit & other	$54	$150	$36
Dividends paid	$(879)	$(877)	$(774)
Net cash received/(used) for divestitures/acquisitions	$(148)	$—	$—

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,554	5,575	5,522
Dilutive effect of employee equity incentive plans	92	67	77
Dilutive effect of convertible debt	52	52	51
Weighted average common shares outstanding - diluted	5,698	5,694	5,650

STOCK BUYBACK:
Shares repurchased	70	—	—
Cumulative shares repurchased (in billions)	3.4	3.4	3.4
Remaining dollars authorized for buyback (in billions)	$4.2	$5.7	$5.7

OTHER INFORMATION:
Employees (in thousands)	82.5	81.7	79.8

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended		Twelve Months Ended
	Q4 2010	Q4 2009	Q4 2010	Q4 2009
Net Revenue
PC Client Group
Microprocessor revenue	$6,348	$5,881	$24,721	$19,914
Chipset, motherboard and other revenue	1,682	1,877	6,877	6,261
	8,030	7,758	31,598	26,175
Data Center Group
Microprocessor revenue	2,165	1,703	7,361	5,301
Chipset, motherboard and other revenue	357	323	1,332	1,149
	2,522	2,026	8,693	6,450

Other Intel architecture group	497	410	1,784	1,402
Intel architecture group revenue	11,049	10,194	42,075	34,027

Other operating groups	392	367	1,501	970
Corporate	16	8	47	130
TOTAL NET REVENUE	$11,457	$10,569	$43,623	$35,127

Operating income (loss)
PC Client Group	$3,620	$3,340	$13,628	$7,585
Data Center Group	1,426	972	4,395	2,299
Other Intel architecture group	(13)	12	(60)	(179)
Intel architecture group operating income	5,033	4,324	17,963	9,705

Other operating groups	(75)	(22)	(159)	(284)
Corporate	(611)	(1,805)	(1,892)	(3,710)
TOTAL OPERATING INCOME	$4,347	$2,497	$15,912	$5,711

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the charge incurred in the fourth quarter of 2009 as a result of the settlement agreement with Advanced Micro Devices, Inc. (AMD) in the amount of $1.25 billion, and a charge incurred in the second quarter of 2009 as a result of the European Commission (EC) fine in the amount of €1.06 billion, or about $1.45 billion. These non-GAAP measures also exclude the associated impacts of the AMD settlement on our tax provision. The EC fine did not impact the income tax provision because it was not tax deductible.

The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show the reader, how our performance compares to other periods. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

In the GAAP results in this earnings release the AMD settlement charge is presented separately within operating expenses for the three and twelve months ended December 26, 2009 and the EC fine charge is presented separately within operating expenses for the twelve months ended December 26, 2009.

	(In millions, except per-share amounts)
	Three Months Ended		Twelve Months Ended
	Dec 25,	Dec 26,	Dec 25,	Dec 26,
	2010	2009	2010	2009

GAAP OPERATING INCOME	$4,347	$2,497	$15,912	$5,711
Adjustment for
AMD settlement	-	1,250	-	1,250
EC fine	-	-	-	1,447
OPERATING INCOME EXCLUDING ADJUSTMENTS	$4,347	$3,747	$15,912	$8,408

GAAP NET INCOME	$3,388	$2,282	$11,672	$4,369
Adjustment for
AMD settlement	-	1,250	-	1,250
EC fine	-	-	-	1,447
Income tax impacts	-	(438)	-	(438)
NET INCOME EXCLUDING ADJUSTMENTS	$3,388	$3,094	$11,672	$6,628

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.59	$0.40	$2.05	$0.77
Adjustment for
AMD settlement	-	0.22	-	0.22
EC fine	-	-	-	0.26
Income tax impacts	-	(0.07)	-	(0.08)
DILUTED EARNINGS PER COMMON SHARE EXCLUDING ADJUSTMENTS	$0.59	$0.55	$2.05	$1.17